UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2025

ORION ENERGY SYSTEMS, INC.

(Exact name of Registrant as Specified in Its Charter)

Wisconsin	01-33887	39-1847269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2210 Woodland Drive
Manitowoc, Wisconsin		54220
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 920 892-9340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	OESX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information included, or incorporated by reference, in Item 2.03 below, is incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, on June 23, 2025, Orion Energy Systems, Inc. (the “Company”) entered into a binding term sheet (as subsequently amended, the “Term Sheet”) with Final Frontier, LLC (“Final Frontier”) and its owner Kathleen Connors, the prior owner of Voltrek, LLC (“Voltrek”), with respect to the Company’s remaining earnout obligations owed to Final Frontier pursuant to its October 5, 2022 acquisition of Voltrek. Pursuant to the Term Sheet, on August 1, 2025, the Company paid Final Frontier $500,000, and on September 2, 2025 the Company paid an additional $375,000, in full and final payment of its fiscal 2024 Voltrek acquisition earnout obligations. Additionally, pursuant to the Term Sheet, on July 16, 2025, the Company issued $1.0 million in common stock of the Company, constituting 1,649,077 shares, to Kathleen Connors in partial payment of the Company’s fiscal 2025 and aggregate fiscal 2023 through fiscal 2025 earnout obligations. The Company agreed with Final Frontier to pay the remainder of the finally determined remaining amount of the Company’s fiscal 2025 earnout obligations (the “Remaining Earnout Amount”) pursuant to the Subordinated Loan Agreement (as defined below). The Company and Final Frontier agreed to submit the final determination of its Remaining Earnout Amount to binding arbitration.

Pursuant to the Term Sheet, on September 30, 2025, the Company, as borrower, Great Lakes Energy Technologies, LLC (“Great Lakes”), Clean Energy Solutions, LLC (“Clean Energy”), Orion Asset Management, LLC (“Asset Management”), Orion Technologies Ventures, LLC (“Orion Technology”, and together with Voltrek, Clean Energy, Asset Management and Orion Technology, the “Company Subsidiaries”) and Voltrek, as guarantors, and Final Frontier, as lender, entered into a senior subordinated loan agreement (the “Subordinated Loan Agreement”), pursuant to which Final Frontier agreed to defer payment of the Remaining Earnout Amount by the Company pursuant to the terms of the Subordinated Loan Agreement. The Company’s obligation to pay the Remaining Earnout Amount is further evidenced by a senior subordinated note issued by the Company under the Subordinated Loan Agreement (the “Senior Subordinated Note”). The Company agreed to pay monthly principal payments to Final Frontier on the Senior Subordinated Note of $25,000 beginning on January 15, 2026, which will increase to $50,000 on July 15, 2026 through the maturity date of July 15, 2027. The Company also agreed to pay interest monthly to Final Frontier at the annual rate of 7% beginning on July 15, 2025, subject to adjustment following the final determination in binding arbitration of the Remaining Earnout Amount, as set forth in more detail in the Subordinated Loan Agreement. The Company has the right to pay up to 20% of the remaining principal on the Senior Subordinated Note on the maturity date in shares of its common stock.

On September 30, 2025, in order to secure the Company’s obligations to Final Frontier under the Subordinated Loan Agreement and Senior Subordinated Note, the Company, the Company Subsidiaries and Final Frontier entered into a security agreement (the “Security Agreement”), pursuant to which the Company and each Company Subsidiary granted Final Frontier a security interest in, and lien upon, substantially all of the Company’s and each Company Subsidiary’s assets, which security interest and lien are subordinated pursuant to the Subordination Agreement (as defined below) to the first priority security interest and lien of Bank of America, N.A. (“Bank of America”).

Additionally, on September 30, 2025, the Company, the Company Subsidiaries, Final Frontier and Bank of America, entered into a subordination and intercreditor agreement (the “Subordination Agreement”), pursuant to which the Company and the Company Subsidiaries’ obligations under the Subordinated Loan Agreement and Senior Subordinated Note and liens granted under the Security Agreement are subordinated to the Company’s senior credit facilities with Bank of America, as set forth in more detail in the Subordination Agreement.

In connection with the Company’s entry into the Subordinated Loan Agreement, Senior Subordinated Note, Security Agreement and Subordination Agreement, on September 30, 2025, the Company, the Company Subsidiaries and Bank of America entered into an amendment no. 4 to loan and security agreement (“Amendment No. 4 to Senior Loan Agreement”), pursuant to which Bank of America consented to the subordinated liens granted by the Company and the Company Subsidiaries in favor of Final Frontier and consented to the Remaining Earnout Amount evidenced by the Subordinated Loan Agreement in (a) a maximum amount of up $3.0 million following the final determination in binding arbitration of the Remaining Earnout Amount or (b) such higher amount as consented to in writing by Bank of America promptly following its receipt of notice of the binding arbitration decision. In addition, the Amendment No. 4 to Senior Loan Agreement permits the Company to make the cash interest and principal payments to Final Frontier as set forth in the Subordinated Loan Agreement, subject to the terms set forth in the Amendment No. 4 to Senior Loan Agreement and the Subordination Agreement. The Amendment No. 4 to Senior Loan Agreement amends that certain Loan and Security Agreement, dated as of December 29, 2020 (as amended, the “Senior Loan Agreement”), by and among the Company, the Company Subsidiaries and Bank of America.

Also pursuant to the Term Sheet, on September 30, 2025, the Company, Final Frontier and Kathleen Connors entered into a support agreement (the “Support Agreement”). Under the Support Agreement, Final Frontier and Ms. Connors agreed not to initiate, propose, support or otherwise participate in any business combination transaction, proxy contest, proxy solicitation or shareholder proposal affecting or relating to the Company and not to attempt to influence or interfere with or otherwise adversely affect the board of directors (the “Board”), management or affairs of the Company. Additionally, Final Frontier and Ms. Connors agreed to vote all shares of Company common stock owned by them in favor of any recommendation of the Board that is submitted to a vote of the Company’s shareholders. The obligations under the Support Agreement terminate upon the earliest to occur of the repayment of the Senior Secured Note, the maturity of the Senior Secured Note and the date that the Senior Secured Note is accelerated or could be accelerated.

Also pursuant to the Term Sheet, on September 30, 2025, the Company and Kathleen Connors entered into a Board observer agreement (the “Board Observer Agreement”). Under the Board Observer Agreement, Ms. Connors was granted the option and right to attend specific portions of the Company’s regularly scheduled quarterly Board meetings to the extent otherwise attended by other operational non-director management members, subject to certain limitations and exceptions set forth in the Board Observer Agreement. Ms. Connors will not have voting rights afforded to Board members, will not receive any compensation for her attendance, will not be entitled to any reimbursement of expenses related to her attendance, and will not be entitled to any indemnification, director and officer insurance or other rights from the Company as a director of the Company. The Board Observer Agreement will terminate upon the Company’s repayment and satisfaction in full of the Senior Subordinated Note.

The foregoing summary descriptions of the Term Sheet, Subordinated Loan Agreement, Senior Subordinated Note, Security Agreement and Subordination Agreement, Amendment No. 4 to Senior Loan Agreement, Support Agreement and Board Observer Agreement are qualified in their entirety by reference to the full texts of the Term Sheet, Subordinated Loan Agreement, Senior Subordinated Note, Security Agreement, Subordination Agreement, Amendment No. 4 to Senior Loan Agreement, Support Agreement and Board Observer Agreement, copies of which are filed herewith as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

Exhibit 10.1	Term Sheet, dated June 23, 2025, by and between Orion Energy Systems, Inc., Final Frontier, LLC and Kathleen Connors.

Exhibit 10.2

Senior Subordinated Loan Agreement, dated September 30, 2025, by and among Orion Energy Systems, Inc. Great Lakes Energy Technologies, LLC, Clean Energy Solutions, LLC, Orion Asset Management, LLC, Orion Technologies Ventures, LLC, Voltrek, LLC and Final Frontier, LLC.

Exhibit 10.3	Senior Subordinated Note, dated September 30, 2025 by Orion Energy Systems, Inc. in favor of Final Frontier, LLC.

Exhibit 10.4

Security Agreement, dated September 30, 2025, by and among Orion Energy Systems, Inc. Great Lakes Energy Technologies, LLC, Clean Energy Solutions, LLC, Orion Asset Management, LLC, Orion Technologies Ventures, LLC, Voltrek, LLC and Final Frontier, LLC.

Exhibit 10.5

Subordination and Intercreditor Agreement, dated September 30, 2025, by and among Orion Energy Systems, Inc, Great Lakes Energy Technologies, LLC, Clean Energy Solutions, LLC, Orion Asset Management, LLC, Orion Technologies Ventures, LLC, Voltrek, LLC, Final Frontier, LLC and Bank of America, N.A.

Exhibit 10.6

Amendment No. 4 to Loan and Security Agreement, dated September 30, 2025, by and among Orion Energy Systems, Inc., Great Lakes Energy Solutions, LLC, Clean Energy Solutions, LLC, Orion Asset Management, LLC, Orion Technology Ventures, LLC, Voltrek, LLC and Bank of America, N.A.

Exhibit 10.7	Management Support Agreement, dated September 30, 2025, by and among Orion Energy Systems, Inc., Final Frontier, LLC and Kathleen Connors.

Exhibit 10.8	Board Observer Agreement, dated September 30, 2025, by and among Orion Energy Systems, Inc. and Kathleen Connors.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION ENERGY SYSTEMS, INC.

Date:	October 3, 2025	By:	/s/ J. Per Brodin
J. Per Brodin Chief Financial Officer